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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2001 and June 15, 2000, with respect to the combined financial statements of Phillips Petroleum Company's Chemicals Business included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59054) and related Prospectus of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP for the registration of $500,000,000 of 7% Notes due 2011.

                                                         /s/ Ernst & Young LLP

Tulsa, Oklahoma
May 10, 2001